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Exhibit 5.3

[LETTERHEAD OF DAVIS POLK & WARDWELL]

January 30, 2006

NTL Incorporated
909 Third Avenue, Suite 2863
New York, NY 10022

Re:        The Telewest/NTL Merger

Ladies and Gentlemen:

        We have acted as counsel for NTL Incorporated (the "Company"), a Delaware corporation, in connection with the Amended and Restated Agreement and Plan of Merger (including the exhibits and schedules thereto, the "Merger Agreement"), dated as of December 14, 2005, as amended by Amendment No. 1 thereto dated as of January 30, 2006, among the Company, Telewest Global, Inc. ("Parent"), a Delaware corporation, Neptune Bridge Borrower LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent ("Merger Sub"), and Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company, pursuant to which Merger Sub shall be merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the "Merger") on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-130364) (the "Registration Statement") filed by Parent with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed Merger to which this opinion appears as an exhibit.

        We have examined (i) the Merger Agreement, (ii) the Registration Statement and (iii) the representation letters of the Company, Parent and Merger Sub delivered to us for purposes of this opinion (the "Representation Letters"). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

        In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by the Company, Parent and Merger Sub in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of", or based on the belief of the Company, Parent or Merger Sub or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and that Parent and the Company will be parties to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the headings "DESCRIPTION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION" in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Davis Polk & Wardwell
Davis Polk & Wardwell

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  Exhibit 5.3